UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lineage, Inc.*

(Exact name of registrant as specified in its charter)

Maryland	82-1271188
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

*Additional Registrants (See Table of Additional Registrants on next page)

46500 Humboldt Drive Novi, Michigan	48377
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.125% Senior Notes due 2031	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-292261; 333-292261-01; 333-292261-02; 333-292261-03; 333-292261-04; 333-292261-05; 333-292261-06; 333-292261-07; 333-292261-08; 333-292261-09; 333-292261-10; 333-292261-11; 333-292261-12; 333-292261-13; 333-292261-14; 333-292261-15

Securities to be registered pursuant to Section 12(g) of the Act: None

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip of Principal Executive Offices
Lineage OP, LP	Maryland	61-1863533	46500 Humboldt Drive Novi, Michigan 48377
Lineage Logistics Holdings, LLC	Delaware	30-0707700	46500 Humboldt Drive Novi, Michigan 48377
Lineage Logistics, LLC	Delaware	38-3899873	46500 Humboldt Drive Novi, Michigan 48377
Lineage Logistics Services, LLC	Delaware	83-2072741	46500 Humboldt Drive Novi, Michigan 48377
Lineage Logistics Canada Holdings, LLC	Delaware	85-2232173	46500 Humboldt Drive Novi, Michigan 48377
Lineage AUS RE Holdings, LLC	Delaware	—	46500 Humboldt Drive Novi, Michigan 48377
Columbia Colstor, Inc.	Washington	91-1204627	46500 Humboldt Drive Novi, Michigan 48377
Lineage Columbia Mezz, LLC	Delaware	—	46500 Humboldt Drive Novi, Michigan 48377
Lineage Logistics MTC, LLC	Maryland	52-0411970	46500 Humboldt Drive Novi, Michigan 48377
Lineage WA Columbia RE, LLC	Delaware	—	46500 Humboldt Drive Novi, Michigan 48377
Lineage Treasury Europe B.V.	Netherlands	98-1576057	46500 Humboldt Drive Novi, Michigan 48377
Boreas Logistics Holdings B.V.	Netherlands	98-1372557	46500 Humboldt Drive Novi, Michigan 48377
Lineage Europe Finco B.V.	Netherlands	98-1893231	46500 Humboldt Drive Novi, Michigan 48377
Lineage Logistics Canada Holdings Ltd.	Ontario, Canada	98-1669890	46500 Humboldt Drive Novi, Michigan 48377
Emergent Cold Midco Pty Ltd	Australia	98-1545556	46500 Humboldt Drive Novi, Michigan 48377

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 4.125% Senior Notes due 2031 (the “Notes”) issued by Lineage Europe Finco B.V., and the related guarantees, to be registered hereunder is incorporated herein by reference to the description included under the captions “Description of Euro Exchange Notes” in the Prospectus, dated January 15, 2026 included as a part of the Registration Statement on Form S-4 (File Nos. 333-292261; 333-292261-01; 333-292261-02; 333-292261-03; 333-292261-04; 333-292261-05; 333-292261-06; 333-292261-07; 333-292261-08; 333-292261-09; 333-292261-10; 333-292261-11; 333-292261-12; 333-292261-13; 333-292261-14; and 333-292261-15), dated as of January 15, 2026, filed with the Securities and Exchange Commission (“SEC”). For purposes of such description, any prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that purports to describe the Notes shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A. The Notes will trade on The Nasdaq Stock Market LLC under the symbol “LINE31.”

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description
4.1	Indenture, dated as of November 26, 2025, among Lineage Europe Finco B.V., Lineage, Inc., Lineage OP, LP and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Lineage, Inc.’s Current Report on Form 8-K filed on December 2, 2025).
4.2	First Supplemental Indenture, dated as of November 26, 2025, among Lineage Europe Finco B.V., Lineage, Inc., Lineage OP, LP, the other guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent, and U.S. Bank Europe DAC, as paying agent, including a form of 4.125% Senior Notes due 2031. (incorporated by reference to Exhibit 4.2 to Lineage, Inc.’s Current Report on Form 8-K filed on December 2, 2025).
4.3	Form of 4.125% Senior Notes due 2031 (included as Exhibit A1 to Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date February 20, 2026	LINEAGE, INC.

/s/ Robb LeMasters
	Name:	Robb LeMasters
	Title:	Chief Financial Officer

LINEAGE EUROPE FINCO B.V.

/s/ Robb LeMasters
	Name:	Robb LeMasters
	Title:	Authorized Signatory

LINEAGE OP, LP

By: Lineage, Inc., its general partner

/s/ Robb LeMasters
	Name:	Robb LeMasters
	Title:	Chief Financial Officer

LINEAGE LOGISTICS HOLDINGS, LLC

/s/ Robb LeMasters
	Name:	Robb LeMasters
	Title:	Chief Financial Officer

LINEAGE LOGISTICS, LLC

/s/ Robb LeMasters
	Name:	Robb LeMasters
	Title:	Chief Financial Officer

LINEAGE LOGISTICS CANADA HOLDINGS, LLC

/s/ Robb LeMasters
	Name:	Robb LeMasters
	Title:	Chief Financial Officer

LINEAGE LOGISTICS SERVICES, LLC

/s/ Robb LeMasters
	Name:	Robb LeMasters
	Title:	Chief Financial Officer

[Signature Page to Form 8-A]

LINEAGE AUS RE HOLDINGS, LLC

/s/ Craig Bowyer
Name:	Craig Bowyer
Title:	Regional Vice President

LINEAGE COLUMBIA MEZZ, LLC

/s/ Robb LeMasters
Name:	Robb LeMasters
Title:	Chief Financial Officer

LINEAGE LOGISTICS MTC, LLC

/s/ Robb LeMasters
Name:	Robb LeMasters
Title:	Chief Financial Officer

LINEAGE WA COLUMBIA RE, LLC

/s/ Robb LeMasters
Name:	Robb LeMasters
Title:	Chief Financial Officer

COLUMBIA COLSTOR, INC.

/s/ Robb LeMasters
Name:	Robb LeMasters
Title:	Chief Financial Officer

Lineage logistics Canada holdings ltd.

/s/ Robb LeMasters
Name:	Robb LeMasters
Title:	Authorized Signatory

BOREAS LOGISTICS HOLDINGS B.V.

/s/ Robb LeMasters
Name:	Robb LeMasters
Title:	Authorized Signatory

LINEAGE TREASURY EUROPE B.V.

/s/ Robb LeMasters
Name:	Robb LeMasters
Title:	Authorized Signatory

[Signature Page to Form 8-A]

Executed by EMERGENT COLD MIDCO PTY LTD in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Craig Bowyer	/s/ Vinolan Singh
Director signature	Director/Secretary signature

CRAIG BOWYER	VINOLAN SINGH
Director full name	Director/Secretary full name

[Signature Page to Form 8-A]